SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER MATTERS.

On October 16, 2003, the Registrant announced that it is initiating a process to divest its narrowband wireless communications business. Located in San Diego, CA, the Registrant’s wireless communications business is focused on products developed with the Registrant’s Bluetooth™ and CableFree USB™ technologies. The Registrant is currently considering several divestiture options, including the sale of the business and/or of the related wireless technology and products.

The Registrant’s management will be prepared to discuss the divestiture at its Q3 2003 conference call. When the date and time of the call are determined, the Registrant will post that information on its website at www.microtune.com.

A copy of the Registrant’s press release is attached to this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ ROB-ROY J. GRAHAM
Rob-Roy J. Graham
Chief Financial Officer

Date: October 16, 2003

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Registrant’s press release issued on October 16, 2003, announcing that it is initiating a process to divest its narrowband wireless communications business located in San Diego, CA.	4